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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  July 2, 2002
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Tech Laboratories, Inc.
                            -------------------------
             (Exact name of Registrant as specified in its charter)


         New Jersey                 000-27592                   22-1436279
-------------------------------     -----------              ----------------
(State or other jurisdiction of     (Commission              (I.R.S. Employee
incorporation or organization)       File No.)                  I.D. Number)

               955 Belmont Avenue
            North Haledon, New Jersey                             07508
---------------------------------------------------          ----------------
     (Address of principal executive offices                    (Zip Code)



                                 (973) 427-5333
                                ----------------
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

         Tech Laboratories, Inc. (the "Company") issued a press release on July 2, 2002, announcing that it had entered into an agreement pursuant to which the holders of its 6.5% convertible promissory notes agreed to waive any defaults until July 15, 2002, that may otherwise have occurred under the Amendment to Redemption and Conversion Agreement dated April 19, 2002, in order to allow the parties time to negotiate revised terms of their agreement.

         The Company also announced it had been awarded a United States Patent, No. 6,414,953 for its Multi-Protocol Cross Connect Switch, which covers aspects of the Company's Dynatrax(TM) Network Management System. In addition, the Company announced that, through its subsidiary, Tech Logistics, Inc., it had received and delivered its Intrusion Detection System (IDS) to BAE Systems, a defense contractor, and Dominion (TM), a nuclear and fossil power plant operator.

(c)      EXHIBITS.

         10.1 Agreement by and between the Company and holders of the Company's 6.5% convertible promissory notes issued in October 2000.

         99.1     Press Release dated July 2, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Tech Laboratories, Inc.

Date: July 9, 2002
                                             By: /s/ Bernard M. Ciongoli
                                                --------------------------------
                                                Bernard M. Ciongoli, President